As filed with the Securities and
Exchange Commission on June 29, 1999                  Registration No. 333-
-------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                               _______________

                                  Form S-8
                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933
                               _______________

                              RFS Bancorp, Inc.
           (Exact name of registrant as specified in its charter)

               U.S.A.                                04-3444818
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)                Identification No.)

                                310 Broadway
                              Revere, MA 02151
                                (781)284-7777
                  (Address of Principal Executive Offices)
                               _______________

                  RFS Bancorp, Inc. 1999 Stock Option Plan
            RFS Bancorp, Inc. 1999 Recognition and Retention Plan
                          (Full title of the Plans)
                               _______________

                           Mr. James J.  McCarthy
                    President and Chief Executive Officer
                           Revere Federal Savings
                                310 Broadway
                              Revere, MA 02151
                               (781) 284-7777

                                  Copy to:

                          Richard A. Schaberg, Esq.
                           Thacher Proffitt & Wood
                  1700 Pennsylvania Avenue, N.W. Suite 800
                           Washington, D.C.  20006
                               (202) 347-8400
(Name and address, telephone number including area code, of agent for service)
                               _______________

                       CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                       Amount to be    Proposed Maximum Offering        Proposed Maximum            Amount of
Title of Securities to be Registered   Registered(1)      Price Per Share(2)       Aggregate Offering Price(2)   Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.01 par value       61,425 shares            $8.125                    $499,078.125               $139.00
=================================================================================================================================

<F1>  Based on 43,875 shares of common stock of RFS Bancorp, Inc. (the
      "Company") reserved for issuance upon exercise of options granted pursuant to the RFS Bancorp, Inc. 1999 Stock Option Plan, and 17,550 shares authorized for awards under the RFS Bancorp, Inc. 1999 Recognition and Retention Plan. ("Plans"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon exercise of options through the use of certain anti-dilution provisions.

<F2>  Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which a total of 61,425 restricted shares and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $8.125 per share, the average of the daily bid and ask prices of common stock of the Company on the OTC Bulletin Board at the close of trading on June 25, 1999.

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                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

      Not required to be filed with the Securities and Exchange Commission (the "Commission").


Item 2.  Registrant Information and Employee Plan Annual Information.

      Not required to be filed with the Commission.


      Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                   PART II


Item 3.  Incorporation of Documents by Reference.

      The following documents and information heretofore filed with the Commission by the Registrant (File No. 000-25047) are incorporated by reference in this registration statement:

      (1) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form SB-2, and all amendments thereto, dated September 9, 1998, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act");

      (2) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998, which was filed with the Commission pursuant to the Exchange Act; and

      (3) the Registrant's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1998 and March 31, 1999.


All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

      Not applicable.


Item 5.  Interests of Named Experts and Counsel.

      Not applicable.


Item 6.  Indemnification of Directors and Officers.

      12 C.F.R. Section 545.121 of the Regulations issued by the Office of Thrift Supervision ("OTS Regulations") sets forth the ability of a federal savings & loan association to indemnify its officers and directors. This section provides that a savings association shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the association for: (1) any amount for which that person become liable under a judgment if such action; and
(2) reasonable costs and expenses, including reasonable attorney's fees paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under such section if he or she attains a favorable judgment in such enforcement action.

      Indemnification shall be made to such individuals if (1) final judgements on the merits is in the individual's favor; or (2) in case of
(i) settlement; (ii) final judgement against the individual, or (iii) final judgement in the individual's favor, other than on the merits, if a majority of the disinterested directors determine that the individual was acting in good faith within the scope of his or her employment or authority as he or she could have reasonable perceived it under the circumstances and for a purpose her or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members. The section also provides that no indemnification may be made unless the association gives the OTS 60 days notice of its intention to make such indemnification.

      In addition to providing indemnification, under OTS Regulations, a savings association may obtain insurance to protect in and its officers, directors and employees from potential losses arising from claims against any of the for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers or employees. However, the savings association may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

      Section 545.121 of OTS regulations is subject to and qualified by 12 U.S.C [SECTION] 1821(k) which provides in general that a director or officer of an insured depository institution may be held personally liable for monetary damages by, on behalf of, or at the request or direction of the Federal Deposit Insurance Corporation in certain circumstances.

      Article XIII of the Registrant's Bylaws provide that it shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Registrant for: (a) any amount for which that person becomes liable under a judgment in such action; and (b) reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under the indemnification section of the bylaws if he or she attains a favorable judgment in such enforcement action. These Bylaw sections mirror OTS regulations as set forth above.

      The Bank is party to an Employment Agreement with each of Mr. James
J. McCarthy, Mr. Anthony J. Patti and Ms. Judith Tenaglia ("Senior Executives"). These Employment Agreements provide for the Company to indemnify the Senior Executives to the fullest extent permitted under federal law.


Item 7.  Exemption from Registration Claimed.

      Not applicable.


Item 8.  Exhibits.

      4.1   RFS Bancorp, Inc. 1999 Stock Option Plan.*
      4.2   RFS Bancorp, Inc. 1999 Recognition and Retention Plan.*
      4.3   Form of Stock Certificate of RFS Bancorp, Inc.**
      4.4   Amended and Restated Bylaws of RFS Bancorp, Inc.**
      5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
      23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5.1 hereof).
      23.2  Consent of Shatswell, MacLeod &Company, P.C.

[FN]
<F*>  Incorporated by reference to the Registrant's Proxy Statement, dated
      May 26, 1999, for its Special Meeting of Stockholders to be held on June 29, 1999, filed with the Commission by the Registrant pursuant to the Exchange Act.
<F**> Incorporated by reference to the Registrant's Registration Statement on Form SB-2, dated September 9, 1998, and all amendments thereto, filed with the Commission pursuant to the Exchange Act.


Item 9.  Undertakings.

      A. Rule 415 offering. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      D. Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Revere, Commonwealth of Massachusetts on the 29th day of June, 1999.


                                       RFS Bancorp, Inc.
                                       (Registrant)


                                       By: /s/ James J. McCarthy
                                           ----------------------------------
                                           James J. McCarthy
                                           President, Chief Executive Officer
                                           and Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                            TITLE                          DATE
       ---------                            -----                          ----

/s/ James J. McCarthy       President, Chief Executive Officer         June 29, 1999
-----------------------     (Principal Executive Officer) and
James J. McCarthy           Director

/s/ Anthony J. Patti        Executive Vice President, Chief            June 29, 1999
-----------------------     Operating Officer (Principal Financial
Anthony J. Patti            Officer) and Director

/s/ Arno P. Bommer          Chairman of the Board and Director         June 29, 1999
-----------------------
Arno P. Bommer

/s/ John J. Verrengia       Director                                   June 29, 1999
-----------------------
John J. Verrengia

/s/ Ernest F. Becker        Director                                   June 29, 1999
-----------------------
Ernest F. Becker

/s/ Theodore E. Charles     Director                                   June 29, 1999
-----------------------
Theodore E. Charles

/s/ Anthony R. Conte        Director                                   June 29, 1999
-----------------------
Anthony R. Conte

/s/ Carmen R. Mattuchio     Director                                   June 29, 1999
-----------------------
Carmen R. Mattuchio

/s/ J. Michael O'Brien      Director                                   June 29, 1999
-----------------------
J. Michael O'Brien
